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                                                                   EXHIBIT 10.6A

                             SECOND AMENDMENT TO THE
                 GRAPHIC PACKAGING EMPLOYEE STOCK PURCHASE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 14, 1995)


1. PLAN SPONSOR: Graphic Packaging International Corporation.

2. AMENDMENT OF PLAN: The following amendments to the Graphic Packaging Employee Stock Purchase Plan (As Amended and Restated Effective November 14, 1995) (the "Plan") are adopted effective February 28, 2003.

3. SECTION 5 OF THE PLAN SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         5. OFFER OF STOCK

         As of the first day of each month during the term of the Plan, the Company shall be deemed to have made an offer (the "Offer") to each eligible employee to purchase up to $1,000 in value of Stock. Each such Offer shall have a term of one month. On or after the effective date of an Offer, each then eligible employee may purchase, through payroll deductions, as many shares (including fractional shares) of Stock as he may wish up to $1,000 (but not less than $10) of the compensation (as defined below) to be received by him during the term of the Offer. An eligible employee can accept the offer by enrolling in the Plan and authorizing payroll deductions, subject to the terms of the Plan.

         The Plan shall be suspended effective February 28, 2003, such that the last Offer prior to such suspension shall be February 1, 2003, until such time as the Company determines to reactivate the Plan in its sole discretion.

3. SECTION 8 OF THE PLAN SHALL BE AMENDED BY ADDING THE FOLLOWING TO THE END
THEREOF:

         Notwithstanding the foregoing, purchases under the Plan shall be suspended effective February 28, 2003, such that the last purchase prior to such suspension shall be the purchase date occurring in March 2003, until such time as the Company determines to reactivate the Plan in its sole discretion. Any funds accumulated under the Plan during such suspension not used to purchase Stock will be refunded to the appropriate participants.

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4. TERMS AND CONDITIONS OF PLAN. Except for the above amendments, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

                                     GRAPHIC PACKAGING INTERNATIONAL CORPORATION


                                     By:
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